  Exhibit 99.1

American Resources Corporation Reports Second Quarter 2019 Financial Results

●
Reports Adjusted EBITDA of $1.8 million

●
Revenues grew over 33 percent to $9.34 million

●
Company records best quarterly production and sales volume of over 126 thousand short tons; a 30% year-over-year increase

August 12th, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 12th, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical coal to the steel industry, today reported a net loss from operations of $3.35 million, or a loss of $0.14 per share, in the second quarter of 2019, compared with a net loss from operations of $1.99 million, or a loss of $2.23 per share, in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses, and development costs (‘adjusted EBITDA”) of $1.8 million in the second quarter of 2019, as compared with adjusted EBITDA loss of $.68 million for the second quarter of 2018. Revenues totaled $9.34 million for the three months ended June 30, 2019 versus $7.02 million in the prior-year quarter.

 “The market for our coal qualities remained strong in the second quarter and we continue to work hard and focus on increasing our production level to fulfill the contracted demand from our customers. We’re pleased with the thirty percent year-over-year production growth we achieved in the second quarter which resulted in an approximate thirty-two percent revenue growth over the same period,” stated Mark Jensen, Chairman and CEO of American Resources Corporation. “These solid results reflect the beginnings of our growth objectives and what our platform has been set up to deliver for our employees, customers and shareholders.”

Operational Results

The Company produced and sold 126,977 short tons of coal in the second quarter of 2019, 30.3% more than the second quarter of 2018.

The exhibit below summarizes some of the key sales, production and financial metrics:

	Three months ended		Three months ended
	June 31,	March 31,	June 31,
	2019	2019	2018
Sales Volume (a)
Tons Sold	127,021	99,339	97,457

Company Production (a)
McCoy Elkhorn Coal	56,335	38,276	53,208
Deane Mining	70,686	61,058	44,249
Total	127,021	99,334	97,457

Company Financial Metrics(b)
Revenue per Ton	73.38	70.41	72.09
Cash Cost per Ton Sold (c)	49.27	79.57	55.39
Cash Margin per Ton (c)	24.11	(9.15)	16.71

Development Costs	1,887,447	2,600,117	2,032,201
_________________
Notes:
(a) In short tons
(b) Excludes transportation
(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measures of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

Mark Jensen added, “Throughout the second quarter of 2019, we made some solid advancements in our organic growth plans. Most notably, we were able to bring our Carnegie 1 mine back into production after a period of development production which confirmed the appropriate mining style and equipment. We are in the process of ramping our production at Carnegie 1 under our enhanced mine plan to support long-term, expanded production. We expect to have Carnegie 1 running at our expected capacity of 32,000 – 42,000 clean tons per month later this fall. Additionally, we continue to progress on enhancing our already producing mines, such as Mine #15 and Access Energy, to increase production and efficiencies. Once completed, we will be focusing on advancing our organic production growth by bringing our next round of mines online to feed our McCoy Elkhorn Coal and Deane Mining complexes. These mines consist of our Carnegie 2, PointRock, Elk 2 and Classic mines that we have already begun development work on and should begin to see production from this phase of growth later this year and early 2020.”

Additional Financial Results

Total revenues were $9,342,126for the second quarter of 2019, which increased 33 percent from $7,023,040 in the second quarter of 2018.

Cost of sales (includes mining, transportation, , and processing costs,) for the second quarter of 2019 were $5,654,568, or 60.5 percent of total revenues, compared to $4,619,675, or 65.8% of total revenue in the same period of 2018.

General and administrative expenses for the second quarter of 2019 were $990,918 for the second quarter of 2019, or 10.6 percent of total revenue. Depreciation for the second quarter of 2019 were $804,889, or 8.6 percent of total revenue. American Resources incurred interest expense of $447,989 during the second quarter of 2019 compared to $311,295 during the second quarter of 2018. Development costs during the quarter were $2,887,448, compared to $1,600,117 in the first quarter of 2019.

The Company did not incur any income tax expense as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $2,027,765 as of December 31, 2018.

Company Outlook

As previously stated, based on American Resources’ organic growth from its already owned infrastructure, controlled mining permits and its capital investment schedule, the company is maintaining its 2020 production forecast range of 2.2 to 2.8 million tons.

AMERICAN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended June 30, 2019	For the three months ended June 30, 2018	For the six months ended June 30, 2019	For the six months ended June 30, 2018
		As Restated		As Restated

Coal Sales	$9,321,250	$7,023,040	$16,315,526	$14,328,900
Processing Services Income	20,876	-	20,876	19,516

Total Revenue	9,342,126	7,023,040	16,336,402	14,348,416

Cost of Coal Sales and Processing	(5,654,568)	(4,619,675)	(12,298,655)	(10,093,103)
Accretion Expense	(320,098)	(341,580)	(641,799)	(683,161)
Depreciation	(804,889)	(615,390)	(1,621,805)	(1,230,779)
Amortization of Mining Rights	(802,590)	-	(1,339,381)	-
General and Administrative	(990,918)	(464,110)	(2,363,506)	(940,699)
Professional Fees	(631,934)	(163,412)	(4,965,830)	(438,015)
Production Taxes and Royalties	(603,957)	(778,124)	(1,863,543)	(1,727,917)
Development Costs	(2,887,448)	(2,032,201)	(4,487,565)	(3,719,374)

Total Operating Expenses	(12,696,402)	(9,014,492)	(29,582,084)	(18,833,048)

Net Loss from Operations	(3,354,276)	(1,991,452)	(13,245,682)	(4,484,632)

Other Income and (expense)
Other Income	214,529	290,609	480,954	419,123
Gain on cancelation of debt	-	315,000	-	315,000
Loss on settlement of payable	-	-	(22,660)	-
Amortization of debt discount and issuance costs	(2,869,118)	-	(7,502,979)	-
Interest Income	41,172	-	82,343	41,171
Warrant Modification Expense	(2,545,360)	-	(2,545,360)	-
Interest expense	(447,989)	(311,295)	(772,843)	(558,449)
Total Other income (expense)	(5,606,765)	294,314	(10,280,545)	216,845

Net Loss	(8,961,042)	(1,697,138)	(23,526,227)	(4,267,787)

Less: Series B dividend requirement	-	(17,000)	-	(87,157)

Less: Net loss attributable to Non Controlling Interest	-	(22,764)	-	(151,278)

Net loss attributable to American Resources Corporation Shareholders	$(8,961,042)	$(1,736,902)	$(23,526,227)	$(4,506,222)

Net loss per common share - basic and diluted	$(0.38)	$(1.95)	$(1.07)	$(5.05)

Weighted average common shares outstanding	23,345,857	892,044	22,078,999	892,044

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$1,129,790	$2,293,107
Accounts Receivable	1,945,330	1,338,680
Inventory	121,026	163,800
Prepaid fees	483,000	147,826
Accounts Receivable - Other	360,718	319,548
Total Current Assets	4,039,864	4,262,961

OTHER ASSETS
Cash - restricted	364,985	411,692
Processing and rail facility	11,630,171	11,630,171
Underground equipment	9,452,724	8,717,229
Surface equipment	3,101,518	3,101,518
Acquired mining rights	28,313,241	2,913,241

Coal refuse storage	11,993,827	11,993,827
Less Accumulated Depreciation	(9,652,446)	(6,691,259)
Land	2,407,193	907,193
Note Receivable	4,117,139	4,117,139
Total Other Assets	61,728,352	37,100,751

TOTAL ASSETS	$65,768,216	$41,363,712

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$6,245,513	$8,139,662
Accounts payable – related party	597,656	474,654
Accrued interest	1,698,222	1,118,736
Funds held for others	19,955	79,662
Due to affiliate	124,000	124,000
Current portion of long term-debt (net of unamortized discount of $- and $134,296)	15,528,199	14,169,139
Current portion of convertible debt, (net of unamortized discount of $- and $-)	6,819,632	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	33,360,346	26,433,022

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $422,941 and $428,699)	4,826,451	7,918,872
Reclamation liability	16,853,436	16,211,640
Total Other Liabilities	21,679,887	24,130,512

Total Liabilities	55,040,233	50,563,534

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 23,367,197 and 17,763,469 shares issued and outstanding	2,337	1,776
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 481,780 shares issued and outstanding	-	48
AREC - Series C Preferred stock: $.0001 par value; 20,000,000 shares authorized, 0 and 50,000 shares issued and outstanding	-	5
Additional paid-in capital	86,367,056	42,913,532
Accumulated deficit	(75,641,410)	(52,115,183)
Total Stockholders’ Equity (Deficit)	10,727,983	(9,199,822)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$65,768,216	$41,363,712

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the six months ended	For the six months ended
	June 30, 2019	June 30, 2018 As Restated
Cash Flows from Operating activities:
Net loss	$(23,526,227)	$(4,267,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,621,805	1,230,779
Amortization of mining rights	1,339,381	-
Accretion expense	641,799	683,161
Gain on cancelation of debt	-	(315,000)
Recovery of previously impaired accounts receivable	(50,806)	(92,573)
Amortization of issuance costs and debt discount	7,502,979	126,529
Warrant modification expense	2,545,360	-
Stock option expense	142,296	-
Warrant expense	2,524,500
Share compensation expense	1,806,040	-
Change in current assets and liabilities:

Accounts receivable	(597,015)	102,134
Inventory	42,774	548,752
Prepaid expenses and other assets	(335,174)	(323,924)
Accounts payable	(1,679,980)	(369,510)
Funds held for others	(59,707)	(58,776)
Accrued interest	579,486	254,774
Accounts payable - related party	123,002	-
Cash used in operating activities	(7,379,486)	(2,481,441)

Cash Flows from Investing activities:

Advances made in connection with management agreement	-	(99,582)
Advance repayment in connection with management agreement	-	192,155
Cash paid for PPE, net	(735,495)	-
Cash provided by (used in) investing activities	(735,495)	(92,573)

Cash Flows from Financing activities:

Principal payments on long term debt	(2,314,680)	(1,147,974)
Proceeds from the sale of common stock, net	4,354,000	-
Proceeds from long term debt	4,299,980	4,281,965
Net proceeds from (payments to) factoring agreement	565,657	(191,623)
Cash provided by financing activities	6,904,957	2,942,368

Increase(decrease) in cash and restricted cash	(1,210,024)	553,500

Cash and restricted cash, beginning of period	2,704,799	385,665

Cash and restricted cash, end of period	$1,494,775	$939,165

Supplemental Information
Non-cash investing and financing activities
Assumption of net assets and liabilities for asset acquisitions	$2,500,000	$2,217,952
Equipment for notes payable	$-	$906,660
Common shares issued in asset acquisition	$24,400,000	$-
Preferred Series B dividends	$-	$87,157
Conversion of accounts payable to common stock	$231,661	$-
Issuance of common shares with note payable	$87,250	$-
Conversion of Series A Preferred into common stock	$161	$-
Conversion of Series B Preferred into common stock	$1	$-
Warrant exercise for common shares	$60	$-
Discount on note due to beneficial conversion feature	$7,362,925	$-
Cancellation of common shares	$11	$-
Forgiveness of accrued management fee	$-	$17,840,615

Cash paid for interest	$281,832	$171,954
Cash paid for income taxes	$-	$-

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	June 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$1,129,790	$2,293,107
Accounts Receivable	1,945,330	1,338,680
Inventory	121,026	163,800
Prepaid fees	483,000	147,826
Accounts Receivable - Other	360,718	319,548
Total Current Assets	4,039,864	4,262,961

OTHER ASSETS
Cash - restricted	364,985	411,692
Processing and rail facility	11,630,171	11,630,171
Underground equipment	9,452,724	8,717,229
Surface equipment	3,101,518	3,101,518
Acquired mining rights	28,313,241	2,913,241

Coal refuse storage	11,993,827	11,993,827
Less Accumulated Depreciation	(9,652,446)	(6,691,259)
Land	2,407,193	907,193
Note Receivable	4,117,139	4,117,139
Total Other Assets	61,728,352	37,100,751

TOTAL ASSETS	$65,768,216	$41,363,712

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$6,245,513	$8,139,662
Accounts payable – related party	597,656	474,654
Accrued interest	1,698,222	1,118,736
Funds held for others	19,955	79,662
Due to affiliate	124,000	124,000
Current portion of long term-debt (net of unamortized discount of $- and $134,296)	15,528,199	14,169,139
Current portion of convertible debt, (net of unamortized discount of $- and $-)	6,819,632	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	33,360,346	26,433,022

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $422,941 and $428,699)	4,826,451	7,918,872
Reclamation liability	16,853,436	16,211,640
Total Other Liabilities	21,679,887	24,130,512

Total Liabilities	55,040,233	50,563,534

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 23,367,197 and 17,763,469 shares issued and outstanding	2,337	1,776
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 481,780 shares issued and outstanding	-	48
AREC - Series C Preferred stock: $.0001 par value; 20,000,000 shares authorized, 0 and 50,000 shares issued and outstanding	-	5
Additional paid-in capital	86,367,056	42,913,532
Accumulated deficit	(75,641,410)	(52,115,183)
Total Stockholders’ Equity (Deficit)	10,727,983	(9,199,822)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$65,768,216	$41,363,712

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP:

	For the three months ended June 30, 2019	For the six months ended June 30, 2019	For the three months ended June 30, 2018
Net Income	(8,961,042)	(23,526,227)	(1,733,902)

Interest & Other Expenses	5,606,766	10,280,545	(294,314)
Income Tax Expense	0	0	0
Accretion Expense	320,098	641,799	341,580
Depreciation	804,889	1,621,805	615,390
Amortization of Mining Rights	802,590	1,339,381	0
Non-Cash Stock Options	73,602	142,294	0
Non-Cash Warrant Expense	0	2,524,500
Non-Cash Share Comp. Expense	273,340	1,806,040	0
Development Costs	2,887,448	4,487,565	2,032,201

Total Adjustments	10,768,733	22,843,929	2,694,857

Adjusted EBITDA	1,807,691	(682,298)	960,955

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

Use of Non-GAAP Financial Measures

This release contains the use of certain U.S. non-GAAP financial measures. These non-GAAP financial measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP financial measures provide additional insight into the performance of the Company, and reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP financial measures may not be comparable to other similarly titled measures used by other entities.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Institutional/Retail/Individual Contact:

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation